Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

TIDEWATER, ENSCO ANNOUNCE APRIL 1, 2003 CLOSING OF GULF OF MEXICO FLEET TRANSACTION

NEW ORLEANS; DALLAS, March 31, 2003 - Tidewater Inc. (NYSE: TDW) and ENSCO International Incorporated (NYSE: ESV) jointly announced today that Hart-Scott-Rodino clearance had been obtained and all other conditions to closing have been satisfied with respect to the previously announced sale by ENSCO of its 27-vessel Gulf of Mexico fleet to Tidewater. The transaction is expected to be completed as of 12:01 a.m., Tuesday, April 1, 2003.

Statements contained in this press release that state company or management intentions, hopes, beliefs, expectations, anticipations, projections, or predictions of the future are forward-looking statements. Such forward-looking statements include references to the anticipated transaction closing. It is important to note that actual events could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, (ii) operational risks and insurance, (iii) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the service vessel industry in general and the Company's vessels and operations in particular, (iv) force majeure events, (v) non-compliance with certain representations, guarantees and covenants, and (vi) the risks described from time to time in the Company's SEC filings. Copies of such filings may be obtained by contacting the Company or the SEC.

The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in Company or management expectations or any change in events, conditions or circumstances on which any such statements are based.

ENSCO, headquartered in Dallas, Texas, provides contract drilling and marine transportation services to the international petroleum industry.

Contact: Richard LeBlanc 214-397-3011